Exhibit 99.1
THE BALDWIN GROUP ANNOUNCES THIRD QUARTER 2026 RESULTS
— Third Quarter Total Revenue Growth of 31% to $480.3 Million —
— Third Quarter Net Loss of $81.6 Million; Adjusted EBITDA(1) Growth of 47% to $106.9 Million —
— Third Quarter Diluted Loss Per Share of $0.63; Adjusted Diluted EPS(2) of $0.42 —
— Third Quarter Net Loss Margin of 17%; Adjusted EBITDA Margin(1) of 22% —
— Third Quarter Net Cash Provided by Operating Activities of $54.2 Million; Adjusted Free Cash Flow(3) Increased 33% to $55.6 Million —
TAMPA, FLORIDA - November 9, 2026 - The Baldwin Group, the brand name for The Baldwin Insurance Group, Inc. (“Baldwin” or the “Company”) (NASDAQ: BWIN), an independent insurance distribution firm delivering tailored insurance solutions to a wide range of personal and commercial clients, today announced its results for the third quarter ended September 30, 2026.
THIRD QUARTER 2026 HIGHLIGHTS
•Total revenue increased 31% year-over-year to $480.3 million
•Organic revenue growth(4) of 6% year-over-year
•CAC Group total revenue growth(5) of 14% year-over-year
•GAAP net loss of $81.6 million and GAAP diluted loss per share of $0.63
•Adjusted net income(2) of $59.4 million
•Adjusted diluted EPS increased 35% year-over-year to $0.42
•Adjusted EBITDA grew 47% to $106.9 million
•Net loss margin of 17%
•Adjusted EBITDA margin of 22.2%, a 240 basis point expansion compared to 19.8% in the prior-year period
•Net cash provided by operating activities of $54.2 million
•Adjusted free cash flow increased 33% year-over-year to $55.6 million
LIQUIDITY AND CAPITAL RESOURCES
As of September 30, 2026, cash and cash equivalents were $188.6 million and the Company had $289.1 million of borrowing capacity under its revolving credit facility.

NINE MONTHS 2026 RESULTS
•Revenue increased 30% year-over-year to $1.5 billion
•Organic revenue growth of 3% year-over-year
•CAC Group total revenue growth of 20% year-over-year
•GAAP net loss of $139.5 million and GAAP diluted loss per share of $1.02
•Adjusted net income of $217.2 million
•Adjusted diluted EPS grew 12% year-over-year to $1.53
•Adjusted EBITDA grew 33% year-over-year to $360.8 million
•Net loss margin of 9%
•Adjusted EBITDA margin was 24.0% compared to 23.5% in the prior-year period
•Net cash provided by operating activities of $93.7 million
•Adjusted free cash flow increased 33% year-over-year to $101.8 million
PROPOSED MERGER
On September 14, 2026, the Company entered into a definitive merger agreement (“Merger Agreement”) pursuant to which an investor group led by Sequence AI Holdings, Inc. and DFO Management, LLC has agreed to acquire the Company in an all-cash take-private transaction. Under the terms of the Merger Agreement, the Company's stockholders will receive $32.50 per share in cash, subject to the terms and conditions of the Merger Agreement. The transaction (the "Go-Private Transaction") is expected to close during the first quarter of 2027, subject to stockholder approval, regulatory approvals and other customary closing conditions. Upon completion of the Go-Private Transaction, the Company's common stock will cease trading on Nasdaq and the Company will become privately held.
ABOUT THE BALDWIN GROUP
The Baldwin Group, the brand name for The Baldwin Insurance Group, Inc. ("Baldwin") (NASDAQ: BWIN) and its affiliates, is an independent insurance distribution firm providing indispensable expertise and insights that strive to give our clients the confidence to pursue their purpose, passion and dreams. As a team of dedicated entrepreneurs and insurance professionals, we have come together to help protect the possible for our clients. We do this by delivering bespoke client solutions, services, and innovation through our comprehensive and tailored approach to risk management, insurance, and employee benefits. We support our clients, colleagues, insurance company partners, and communities through the deployment of vanguard resources and capital to drive our organic and inorganic growth. The Baldwin Group proudly represents more than three million clients across the United States and internationally. For more information, please visit www.baldwin.com.
FOOTNOTES
(1)    Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. Reconciliation of adjusted EBITDA and adjusted EBITDA margin to net loss, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

(2)    Adjusted net income and adjusted diluted EPS are non-GAAP measures. Reconciliation of adjusted net income to net loss attributable to Baldwin and reconciliation of adjusted diluted EPS to diluted loss per share, the most directly comparable GAAP financial measures, is set forth in the reconciliation table accompanying this release.
(3)    Adjusted free cash flow is a non-GAAP measure. Reconciliation of adjusted free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(4)    Organic revenue for the three and nine months ended September 30, 2025 used to calculate organic revenue growth for the three and nine months ended September 30, 2026 was $362.3 million and $1.149 billion, respectively, which is adjusted to exclude commissions and fees from divestitures that occurred during 2025 and 2026. Organic revenue is also adjusted to exclude the first 12 months of commissions and fees generated from new partners during the three and nine months ended September 30, 2026. Organic revenue and organic revenue growth are non-GAAP measures. Reconciliation of organic revenue and organic revenue growth to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(5)    CAC Group total revenue growth is calculated as standalone CAC Group GAAP revenue for the three and nine months ended September 30, 2026 compared to CAC Group GAAP revenue for the three and nine months ended September 30, 2025.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Baldwin’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address Baldwin's future operating, financial or business performance or Baldwin’s strategies or expectations, including, but not limited to, the proposed Go-Private Transaction contemplated by the Merger Agreement. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.
Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in Baldwin’s Annual Report on Form 10-K for the year ended December 31, 2025 and in Baldwin’s other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov, including those risks and other factors relevant to Baldwin's business, financial condition and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Baldwin or to persons acting on Baldwin's behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Baldwin does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

CONTACTS
MEDIA RELATIONS
Anna Rozenich, Senior Director, Enterprise Communications
The Baldwin Group
630.561.5907 | anna.rozenich@baldwin.com
INVESTOR RELATIONS
Bonnie Bishop, Executive Director, Investor Relations
The Baldwin Group
813.259.8032 | IR@baldwin.com

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share data)	2026	2025	2026	2025
Revenues:
Commissions and fees	$475,525	$362,317	$1,493,175	$1,149,097
Investment income	4,739	3,072	12,263	8,508
Total revenues	480,264	365,389	1,505,438	1,157,605

Operating expenses:
Colleague compensation and benefits	255,834	193,031	803,769	586,522
Outside commissions	79,747	79,111	218,224	218,520
Other operating expenses	111,424	56,008	429,645	170,146
Amortization expense	56,420	30,394	167,494	82,286
Change in fair value of contingent consideration	17,598	1,980	31,870	8,084
Depreciation expense	2,450	1,649	7,254	4,874
Total operating expenses	523,473	362,173	1,658,256	1,070,432

Operating income (loss)	(43,209)	3,216	(152,818)	87,173

Other income (expense):
Interest expense, net	(42,892)	(31,132)	(127,458)	(92,428)
Gain on divestitures	921	—	921	290
Gain (loss) on extinguishment and modification of debt	151	(3,290)	(7,387)	(5,684)
Other income (expense), net	4	860	(1,772)	745
Total other expense, net	(41,816)	(33,562)	(135,696)	(97,077)

Loss before income taxes and share of net earnings of equity method investee	(85,025)	(30,346)	(288,514)	(9,904)
Share of net earnings of equity method investee	805	109	1,980	109
Loss before income taxes	(84,220)	(30,237)	(286,534)	(9,795)
Less: income tax expense (benefit)	(2,578)	—	(147,015)	685
Net loss	(81,642)	(30,237)	(139,519)	(10,480)
Less: net loss attributable to noncontrolling interests	(23,521)	(11,510)	(44,744)	(2,528)
Net loss attributable to Baldwin	$(58,121)	$(18,727)	$(94,775)	$(7,952)

Basic and diluted loss per share	$(0.63)	$(0.27)	$(1.02)	$(0.12)
Basic and diluted weighted-average shares of Class A common stock outstanding	92,929	68,605	93,160	67,572

Net loss	$(81,642)	$(30,237)	$(139,519)	$(10,480)
Other comprehensive income	6,074	1,050	12,709	1,050
Comprehensive loss	(75,568)	(29,187)	(126,810)	(9,430)
Less: comprehensive loss attributable to noncontrolling interests	(21,685)	(11,510)	(40,808)	(2,528)
Comprehensive loss attributable to Baldwin	$(53,883)	$(17,677)	$(86,002)	$(6,902)

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share and per share data)	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$188,616	$123,669
Fiduciary cash	387,334	223,228
Assumed premiums, commissions and fees receivable, net	408,127	342,136
Fiduciary receivables	635,713	497,035
Prepaid expenses and other current assets	22,264	13,650
Total current assets	1,642,054	1,199,718
Property and equipment, net	33,778	22,502
Right-of-use assets	82,111	61,976
Other assets	124,985	82,419
Intangible assets, net	1,409,481	978,434
Goodwill	2,649,994	1,517,171
Total assets	$5,942,403	$3,862,220
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Fiduciary liabilities	$1,023,047	$720,263
Commissions payable	82,201	50,933
Accrued expenses and other current liabilities	346,731	248,092
Current portion of contingent earnout liabilities	248,824	9,004
Tax Receivable Agreement liabilities	144,570	4,468
Total current liabilities	1,845,373	1,032,760
Revolving line of credit	272,000	107,000
Long-term debt, less current portion	2,148,036	1,566,122
Contingent earnout liabilities, less current portion	114,262	14,289
Operating lease liabilities, less current portion	75,163	57,651
Deferred tax liabilities	3,041	—
Other liabilities	131,459	—
Total liabilities	4,589,334	2,777,822
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	168	519
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 97,931,534 and 71,779,608 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	979	718
Class B common stock, par value $0.0001 per share, 100,000,000 shares authorized; 42,274,762 and 46,703,818 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	4	5
Additional paid-in capital	1,272,807	844,236
Accumulated deficit	(426,589)	(245,236)
Accumulated other comprehensive income	9,265	492
Total stockholders’ equity attributable to Baldwin	856,466	600,215
Noncontrolling interest	496,435	483,664
Total stockholders’ equity	1,352,901	1,083,879
Total liabilities, mezzanine equity and stockholders’ equity	$5,942,403	$3,862,220

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30,
(in thousands)	2026	2025
Cash flows from operating activities:
Net loss	$(139,519)	$(10,480)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	174,748	87,160
Change in fair value of contingent consideration	31,870	8,084
Share-based compensation expense	55,068	51,772
Deferred taxes	(16,482)	—
Payment of contingent earnout consideration in excess of purchase price accrual	(8,098)	(85,090)
Amortization of deferred financing costs	12,671	4,266
Gain on divestitures	(921)	(290)
Other operating activity	(4,088)	(805)
Changes in operating assets and liabilities:
Assumed premiums, commissions and fees receivable, net	(20,744)	(49,392)
Prepaid expenses and other current assets	(11,614)	(7,555)
Right-of-use assets	18,844	12,047
Accounts payable, accrued expenses and other current liabilities	14,263	(4,898)
Colleague earnout incentives	—	(32,813)
Operating lease liabilities	(12,318)	(11,693)
Net cash provided by (used in) operating activities	93,680	(39,687)
Cash flows from investing activities:
Cash consideration paid for business combinations, net of cash received	(447,503)	(85,511)
Capital expenditures	(42,886)	(29,174)
Deferred payments for business combinations	(25,650)	—
Cash consideration paid for asset acquisitions	(15,578)	(460)
Investments in and loans for business ventures	(8,534)	(16,333)
Proceeds from divestitures, net of cash transferred	898	1,901
Net cash used in investing activities	(539,253)	(129,577)
Cash flows from financing activities:
Change in fiduciary receivables and liabilities, net	63,445	13,497
Repurchase of common stock	(126,833)	—
Proceeds from revolving line of credit	399,000	214,000
Payments on revolving line of credit	(234,000)	(148,000)
Proceeds from refinancing of long-term debt	600,000	1,941,921
Payments relating to extinguishment and modification of long-term debt	—	(1,766,921)
Payments on long-term debt	(10,561)	(7,194)
Payments of deferred financing costs	(4,041)	(92)
Payment of contingent earnout consideration up to amount of purchase price accrual	(1,462)	(64,256)
Other financing activity	(10,922)	(516)
Net cash provided by financing activities	674,626	182,439
Net increase in cash and cash equivalents and fiduciary cash	229,053	13,175
Cash and cash equivalents and fiduciary cash at beginning of period	346,897	312,769
Cash and cash equivalents and fiduciary cash at end of period	$575,950	$325,944

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, adjusted EBITDA margin, organic revenue, organic revenue growth, adjusted net income, adjusted diluted earnings per share (“EPS”) and adjusted net cash provided by operating activities (“adjusted free cash flow”) are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for organic revenue and organic revenue growth), net income (loss) (for adjusted EBITDA and adjusted EBITDA margin), net income (loss) attributable to Baldwin (for adjusted net income), diluted earnings (loss) per share (for adjusted diluted EPS) or net cash provided by (used in) operating activities (for adjusted free cash flow), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss), net income (loss) attributable to Baldwin, diluted earnings (loss) per share, net cash provided by (used in) operating activities or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.
We define adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related partnership and integration expenses, transformation costs, severance, and certain non-recurring items, including those related to raising capital. We believe that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA margin is calculated as adjusted EBITDA divided by total revenues. Adjusted EBITDA margin is a key metric used by management and our board of directors to assess our financial performance. We believe that adjusted EBITDA margin is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that adjusted EBITDA margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and adjusted EBITDA margin have important limitations as analytical tools. For example, adjusted EBITDA and adjusted EBITDA margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and
•exclude certain tax payments that may represent a reduction in cash available to us.

We calculate organic revenue based on commissions and fees for the relevant period by excluding (i) the first 12 months of commissions and fees generated from new partners and (ii) commissions and fees from divestitures. Organic revenue growth is the change in organic revenue period-to-period, with prior period results adjusted to (i) include commissions and fees that were excluded from organic revenue in the prior period because the relevant partners had not yet reached the 12-month owned mark, but which have reached the 12-month owned mark in the current period, and (ii) exclude commissions and fees related to divestitures from organic revenue. For example, commissions and fees from a partner acquired on June 1, 2025 are excluded from organic revenue for 2025. However, after June 1, 2026, results from June 1, 2025 to December 31, 2025 for such partners are compared to results from June 1, 2026 to December 31, 2026 for purposes of calculating organic revenue growth in 2026. Organic revenue growth is a key metric used by management and our board of directors to assess our financial performance. We believe that organic revenue and organic revenue growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
We define adjusted net income as net income (loss) attributable to Baldwin adjusted for depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related partnership and integration expenses, transformation costs, severance, and certain non-recurring items that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. We believe that adjusted net income is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance.
Adjusted diluted EPS measures our per share earnings excluding certain items of income and expense as discussed above for adjusted net income and assuming all shares of Class B common stock were exchanged for Class A common stock on a one-for-one basis. Adjusted diluted EPS is calculated as adjusted net income divided by adjusted diluted weighted-average shares outstanding. We believe adjusted diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
We calculate adjusted free cash flow because we incur substantial earnout liabilities in conjunction with our partnership strategy. Adjusted free cash flow is calculated as net cash provided by (used in) operating activities excluding the impact of: (i) the payment of contingent earnout consideration in excess of purchase price accrual, and (ii) the payment of colleague earnout incentives. We believe that adjusted free cash flow is an important measure of our ability to generate cash from our business operations.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles adjusted EBITDA and adjusted EBITDA margin to net loss, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except percentages)	2026	2025	2026	2025
Revenues	$480,264	$365,389	$1,505,438	$1,157,605

Net loss	$(81,642)	$(30,237)	$(139,519)	$(10,480)
Adjustments to net loss:
Amortization expense	56,420	30,394	167,494	82,286
Interest expense, net(1)	43,638	31,971	128,985	93,267
Share-based compensation	21,549	22,017	55,068	51,772
Change in fair value of contingent consideration	17,598	1,980	31,870	8,084
Transaction-related partnership and integration expenses	8,708	2,376	31,576	7,894
Go-Private Transaction costs	21,003	—	21,003	—
Transaction closing costs	—	—	17,668	—
Income and other taxes(2)	(1,158)	470	(14,222)	3,289
Transformation costs(3)	2,921	3,638	12,421	4,410
Loss (gain) on extinguishment and modification of debt	(151)	3,290	7,387	5,684
Depreciation expense	2,450	1,649	7,254	4,874
Severance	1,524	1,620	7,213	4,445
Gain on divestitures	(921)	—	(921)	(290)
Impairment of right-of-use assets	546	66	546	1,254
Colleague earnout incentives	—	—	—	(1,779)
Other(4)	14,372	3,286	27,022	17,117
Adjusted EBITDA	$106,857	$72,520	$360,845	$271,827

Net loss margin	(17)%	(8)%	(9)%	(1)%
Adjusted EBITDA margin	22.2%	19.8%	24.0%	23.5%
__________
(1)    Interest expense, net does not include interest income on surplus notes.
(2)    Income and other taxes include income tax expense/benefit, Tax Receivable Agreement expense and other operating tax expense, such as state taxes, under GAAP.
(3)    Transformation costs represent certain non-recurring colleague compensation and technology-related expenses related to our $3B/30 Catalyst Program, which is designed to accelerate the infusion of automation, business process optimization and artificial intelligence to transform and elevate our workforce and unlock new avenues for growth.
(4)    Other addbacks to adjusted EBITDA include certain income and expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.

Organic Revenue and Organic Revenue Growth
The following table reconciles organic revenue and organic revenue growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except percentages)	2026	2025	2026	2025
Commissions and fees	$475,525	$362,317	$1,493,175	$1,149,097
Partnership commissions and fees(1)	(91,690)	(12,222)	(309,930)	(14,202)
Organic revenue	$383,835	$350,095	$1,183,245	$1,134,895
Organic revenue growth(2)	$21,519	$15,177	$34,149	$91,369
Organic revenue growth %(2)	6%	5%	3%	9%
__________
(1)    Includes the first 12 months of such commissions and fees generated from newly acquired partners.
(2)    Organic revenue for the three and nine months ended September 30, 2025 used to calculate organic revenue growth for the three and nine months ended September 30, 2026 was $362.3 million and $1.149 billion, respectively, which is adjusted to exclude commissions and fees from divestitures that occurred during 2025 and 2026.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles adjusted net income to net loss attributable to Baldwin and reconciles adjusted diluted EPS to diluted loss per share, which we consider to be the most directly comparable GAAP financial measures:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share data)	2026	2025	2026	2025
Net loss attributable to Baldwin	$(58,121)	$(18,727)	$(94,775)	$(7,952)
Net loss attributable to noncontrolling interests	(23,521)	(11,510)	(44,744)	(2,528)
Amortization expense	56,420	30,394	167,494	82,286
Share-based compensation	21,549	22,017	55,068	51,772
Change in fair value of contingent consideration	17,598	1,980	31,870	8,084
Transaction-related partnership and integration expenses	8,708	2,376	31,576	7,894
Go-Private Transaction costs	21,003	—	21,003	—
Transaction closing costs	—	—	17,668	—
Income tax expense(1)	(1,528)	—	(15,638)	1,885
Transformation costs(2)	2,921	3,638	12,421	4,410
Other amortization/accretion, net	3,090	486	10,599	3,329
Loss (gain) on extinguishment and modification of debt	(151)	3,290	7,387	5,684
Depreciation expense	2,450	1,649	7,254	4,874
Severance	1,524	1,620	7,213	4,445
Gain on divestitures	(921)	—	(921)	(290)
Impairment of right-of-use assets	546	66	546	1,254
Colleague earnout incentives	—	—	—	(1,779)
Other(3)	14,372	3,286	27,022	17,117
Adjusted pre-tax income	65,939	40,565	241,043	180,485
Adjusted income taxes(4)	6,528	4,016	23,863	17,868
Adjusted net income	$59,411	$36,549	$217,180	$162,617

Weighted-average shares of Class A common stock outstanding - diluted	92,929	68,605	93,160	67,572
Dilutive weighted-average shares of Class A common stock	5,257	3,265	4,166	3,320
Exchange of Class B common stock(5)	42,645	47,234	44,315	47,991
Adjusted diluted weighted-average shares outstanding	140,831	119,104	141,641	118,883

Diluted loss per share	$(0.63)	$(0.27)	$(1.02)	$(0.12)
Effect of exchange of Class B common stock and net loss attributable to noncontrolling interests per share	0.05	0.02	0.03	0.03
Other adjustments to loss per share	1.05	0.59	2.69	1.61
Adjusted income taxes per share	(0.05)	(0.03)	(0.17)	(0.15)
Adjusted diluted EPS	$0.42	$0.31	$1.53	$1.37
___________
(1)    Income tax expense includes income tax expense/benefit and Tax Receivable Agreement expense.
(2)    Transformation costs represent certain non-recurring colleague compensation and technology-related expenses related to our $3B/30 Catalyst Program, which is designed to accelerate the infusion of automation, business process optimization and artificial intelligence to transform and elevate our workforce and unlock new avenues for growth.
(3)    Other addbacks to adjusted net income include certain income and expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.
(4)    Represents corporate income taxes at an assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(5)    Assumes the full exchange of Class B common stock for Class A common stock pursuant to the Amended LLC Agreement.

Adjusted Net Cash Provided by Operating Activities (“Adjusted Free Cash Flow”)
The following table reconciles adjusted free cash flow to net cash provided by (used in) operating activities, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$54,194	$41,017	$93,680	$(39,687)
Adjustments to net cash provided by (used in) operating activities:
Payment of contingent earnout consideration in excess of purchase price accrual	1,359	—	8,098	85,090
Payment of colleague earnout incentives	—	793	—	30,854
Adjusted free cash flow	$55,553	$41,810	$101,778	$76,257

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:

Amended LLC Agreement	Third Amended and Restated Limited Liability Company Agreement of The Baldwin Insurance Group Holdings, LLC, as amended
CAC Group	The business of Cobbs Allen Capital Holdings, LLC and its subsidiaries, an insurance brokerage and risk management organization acquired by Baldwin effective January 1, 2026
clients	Our insureds
colleagues	Our employees
GAAP	Accounting principles generally accepted in the United States of America
insurance company partners	Insurance companies with which we have a contractual relationship
partners	Companies that we have acquired, or in the case of asset acquisitions, the producers
partnerships	Strategic acquisitions made by the Company
SEC	U.S. Securities and Exchange Commission